UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2010 (July 1, 2010)

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-53945 (Commission File Number)	26-2875286 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item

1.01

Entry into a Material Definitive Agreement.

The information discussed under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item

2.01

Completion of Acquisition or Disposition of Assets.

Temple Terrace Joint Venture

On July 1, 2010, Inland Diversified Real Estate Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Registrant”), through Inland Diversified Temple Terrace Member, L.L.C., a wholly owned subsidiary formed for this purpose, became subject to a binding joint venture agreement with an affiliate of The Vlass Group, LLC, a real estate developer specializing in high density vertical mixed-use developments in urban settings.  The purpose of the joint venture is to acquire and redevelop an approximately 95,000 square foot retail center.  The center is part of a multi-phase real estate development project located in Temple Terrace, Florida.  The property currently includes a Sweet Bay grocery store that occupies approximately 46,000 square feet pursuant to a lease that expires in February 2027, unless redevelopment is not completed by June 30, 2012, in which case the lease will expire in February 2014.  The redevelopment will involve demolishing the interior of the existing retail buildings, with the exception of the space leased to Sweet Bay, and building out the interior and exterior structures, including replacing the existing roofs.  With the exception of the grocery store and a second 5,000 square foot parcel leased through 2015, the remaining 44,000 square feet will be leased during the redevelopment process or after it is completed.

We have initially contributed an amount equal to approximately $412,500.  Pursuant to the terms of the joint venture agreement, we subsequently will be required to fund an amount not to exceed $9.8 million for project costs that are not covered by contributions from our venture partner and that are incurred prior to the completion of the redevelopment project (referred to herein as the “completion date”).  Our contribution will not, however, exceed an amount equal to (1) the sum of the property’s initial net operating income as of July 1, 2010, which is no greater than $350,000, plus any annualized net operating income from a lease subsequently entered into, divided by (2) 9%.  Our venture partner will contribute the fee simple title to the property and all current leases at the property.

Both net cash flow and capital proceeds from the venture will be distributed first to us, until the unpaid preference on our invested capital is reduced to zero, and then to our venture partner.  For these purposes, “unpaid preference” means a 9% return, compounded quarterly and reduced by the aggregate amount of any prior distributions of net operating income and capital proceeds received by us.

Both we and our joint venture partner will act as managers of the joint venture.  However, certain actions will be performed solely by our venture partner, subject to our approval, including without limitation: developing the property and entering into, renewing or extending leases at the property, prior to the completion date; engaging and employing contractors for the development of the property; and preparing the development budget.  Our venture partner generally will be responsible for applying for and obtaining government approvals, for supervising and managing construction and for leasing the property.  Construction and site management fees, in an amount

equal to approximately $300,000, will be split equally between us, or our representative, and our venture partner.   We will be responsible for property management, and Inland Diversified Real Estate Services, L.L.C. will serve as the manager of the property and will be paid a 3.5% management fee.

Beginning on December 1, 2010 and for a period ending twenty-four months after the completion date, our venture partner will have the option to elect to transfer all of its membership interests to us.  In addition, we will have the right to trigger this buyout of our partner’s interests upon the earlier to occur of (1) the date that is two years after the completion date or (2) the date upon when the project is 100% leased to tenants that are open, operating and paying full rent.  In either case, we will be required to pay our venture partner an amount equal to (a) the property’s annualized net operating income as of the date that we or our partner elects the buyout, divided by 8.5% less (b) the aggregate amount of any capital contributions we have made through that date.

Kohl’s at Calvine Pointe

On July 2, 2010, we, through Inland Diversified Elk Grove Calvine, L.LC., a wholly owned subsidiary formed for this purpose, entered into a contract and simultaneously acquired a fee simple interest in an 89,887 square foot property located in Elk Grove, California and leased to Kohl’s Department Stores, Inc. (“Kohl’s”), as described below.  We purchased this property from Calvine South, LLC, an unaffiliated third party, for a purchase price equal to approximately $21.5 million.  We do not believe closing costs will exceed $75,000.  We funded the purchase price with proceeds from our offering.

Property Name	Date of Acquisition	Aggregate Square Feet	Approx. Purchase Price	Cap Rate (1)	% Economic Occupancy at Date of Acquisition	% Physical Occupancy at Date of Acquisition
Kohl’s at Calvine Pointe	07/02/2010	89,887	$21,480,000	7.71%	100.0%	100.0%

(1) We determine capitalization rate, or “cap rate,” by dividing the property’s projected annual net operating income, as determined during the due diligence process, by the purchase price of the property.  Net operating income includes, for these purposes, base rental income and expense reimbursements from in-place leases, reduced by operating expenses, replacement reserves and vacancy loss provisions.

The underwritten cap rate for this property is approximately 7.71%, and is a reflection of assumptions and facts applied in the due diligence process for the property.  Among the items we considered in determining whether to acquire the property included, but were not limited to, the following:

•

Kohl’s, the property’s sole tenant, is a subsidiary of Kohl’s Corporation.  According to its public Securities and Exchange Commission (“SEC”) filings, Kohl’s Corporation operated 1,058 stores in forty-nine states as of January 30, 2010, and had net sales equal to approximately $17.7 billion for the year ended January 30, 2010.  Kohl Corporation’s reported having total shareholders’ equity equal to approximately $7.9 billion as of January 30, 2010.

•

The Kohl’s lease expires in January 2028, and Kohl’s has six five-year options to renew through January 2058.  Kohl’s pays an annual base rent of approximately $1.7 million, or approximately $19.15 per square foot, and its lease is a net lease, meaning that Kohl’s is responsible for the maintenance of the building and common area costs.  We would be responsible for the foundation, roof and structural elements.

•

The property was constructed in 2007.

We believe that this property is suitable for its intended purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements. There are three competitive properties located within approximately three miles of the Kohl’s property.

Real estate taxes assessed for the fiscal year ended June 30, 2010 (the most recent tax year for which information is generally available) were approximately $250,000 at the Kohl’s property.  The amount of real estate taxes assessed was calculated by multiplying the property’s assessed value by a tax rate of 0.010%.  For federal income tax purposes, the depreciable basis in the property will be approximately $15.0 million.  We will calculate depreciation expense for federal income tax purposes by using the straight-line method.  For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of forty and twenty years, respectively.

Item

8.01

Other Events.

We anticipate purchasing a 66,510 square foot center known as Lake City Commons, located in Lake City, Florida.  We have completed the due diligence for this property, and consider it to be a “probable” investment.  Inland Real Estate Acquisitions, Inc. (“IREA”) has entered into an agreement to acquire the property from an unaffiliated third party for approximately $10.6 million, plus closing costs, which we do not believe will exceed $75,000.  If we decide to acquire this property, IREA will assign the contract rights to acquire the property to us or one of our subsidiaries.  Until that time, we have no obligation under the contract between IREA and the seller.  If we acquire the property, we will fund the purchase price with proceeds from our offering.  Concurrent with closing, we would likely enter into a loan secured by a first mortgage on the property, in an aggregate amount equal to approximately $5.8 million.

Among the items we are considering in determining to pursue acquiring Lake City Commons include, but are not limited to, the following:

•

The property is anchored by a necessity-based tenant, Publix Super Markets, Inc.  According to its public SEC filings, Publix had retail sales of approximately $24.3 billion for the year ended December 27, 2009 and owned over 1,000 supermarkets, with over 700 locations in the State of Florida, at the end of 2009.  We believe that grocery-anchored centers will have a greater ability to withstand the negative impact of the current economic slowdown than other property types.

•

The property is currently 100% occupied.

•

We believe the property is well situated in Florida.  Lake City, which is approximately sixty miles west of Jacksonville and forty miles north of Gainesville, is the northernmost sizeable city in Florida on Interstate 75, and is located at the intersection point of Interstate 10 and Interstate 75.

Lake City Commons is 100% leased to twelve tenants.  The weighted-average remaining lease term for the tenants occupying the property is approximately fourteen years. The major tenant of the property is Publix, which pays an annual base rent of approximately $490,200.  The Publix lease expires in April 2028, and Publix has seven five-year options to renew through April 2063.

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2010 through 2019 at Lake City Commons, and the approximate rentable square feet represented by the applicable lease expirations.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2010	–	–	–	–
2011	1	2,343	41,026	4%
2012	–	–	–	–
2013	8	13,517	276,310	30%
2014	–	–	–	–
2015	–	–	–	–
2016	–	–	–	–
2017	–	–	–	–
2018	2	5,050	106,275	12%
2019	–	–	–	–

The table below sets forth certain historical information with respect to the occupancy rates at Lake City Commons, expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2009	100%	$13.74
2008	100%	$13.66

*The first year of occupancy was 2008.

We believe that Lake City Commons is suitable for its intended purpose and adequately covered by insurance. If we decide to acquire the property, we do not intend to make significant renovations or improvements. There are three competitive shopping centers located within approximately three miles of the property.

Real estate taxes and assessments paid for the fiscal year ended December 31, 2009 (the most recent tax year for which information is generally available) were approximately $122,000 at Lake City Commons.  The amount of real estate taxes paid was calculated by multiplying the property’s assessed value by a tax rate of 0.022%.  For federal income tax purposes, the depreciable basis in the property will be approximately $7.4 million.  We will calculate depreciation expense for federal income tax purposes by using the straight-line method.  For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of forty and twenty years, respectively.

Item

9.01

Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired.

The required financial statements for the Temple Terrace investment and Kohl’s at Calvine Pointe will be filed in accordance with Rule 3-14 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one days after the date on which this initial Report is filed.

(b)

Pro forma financial information.

The required pro forma financial information for the Temple Terrace investment and Kohl’s at Calvine Pointe will be filed in accordance with Article 11 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one days after the date on which this initial Report is filed.

(d)

Exhibits.

Exhibit No.	Description
10.1

Limited Liability Company Operating Agreement of Inland Diversified/Vlass Temple Terrace JV, made as of March 31, 2010, by and between Inland Diversified Temple Terrace Member L.L.C. and Vlass Temple Terrace, LLC, as amended by the First Amendment dated as of April 29, 2010, the Second Amendment dated as of May 21, 2010, the Third Amendment dated as of June 15, 2010 and the Fourth Amendment dated as of June 30, 2010

10.2

Agreement for Purchase and Sale of Real Property and Joint Escrow Instructions, dated as of May 6, 2010, by and between Calvine South, LLC and Inland Real Estate Acquisitions, Inc., as amended by the First Amendment to Agreement, dated as of June 16, 2010, the Second Amendment to Agreement, dated as of June 22, 2010, the Third Amendment to Agreement, dated as of June 25, 2010, and the Fourth Amendment to Agreement, dated as of July 1, 2010

10.3	Assignment, dated as of July 2, 2010, by Inland Real Estate Acquisitions, Inc. to and for the benefit of Inland Diversified Elk Grove Calvine, L.L.C.

10.4	Assignment of Lease, dated as of July 2, 2010, by and between Calvine South, LLC and Inland Diversified Elk Grove Calvine, L.L.C.

10.5	Restrictive Covenant and Indemnification Agreement, dated as of July 2, 2010, by and among Calvine South, LLC and Paul Petrovich and Inland Diversified Elk Grove Calvine, L.L.C.

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”)  and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are not historical facts but reflect the intent, belief or current expectations of our management based on their knowledge and understanding of the business and industry, the economy and other future conditions.  These statements are not guarantees of future performance, and we caution investors not to place undue reliance on forward-looking statements.  Actual results may differ materially from those expressed or forecasted in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended March 31, 2010 and in our Annual Report on Form 10-K for the year ended December 31, 2009.  Forward-looking statements in this Report reflect our management’s view only as of the date of this Report, and may ultimately prove to be incorrect or false.  We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.  We intend for these forward-looking statements to be covered by the applicable safe harbor provisions created by Section 27A of the Securities Act and Section 21E of the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Date:	July 8, 2010	By:	/s/ Steven T. Hippel
		Name:	Steven T. Hippel
		Title	Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Limited Liability Company Operating Agreement of Inland Diversified/Vlass Temple Terrace JV, made as of March 31, 2010, by and between Inland Diversified Temple Terrace Member L.L.C. and Vlass Temple Terrace, LLC, as amended by the First Amendment dated as of April 29, 2010, the Second Amendment dated as of May 21, 2010, the Third Amendment dated as of June 15, 2010 and the Fourth Amendment dated as of June 30, 2010

10.2

Agreement for Purchase and Sale of Real Property and Joint Escrow Instructions, dated as of May 6, 2010, by and between Calvine South, LLC and Inland Real Estate Acquisitions, Inc., as amended by the First Amendment to Agreement, dated as of June 16, 2010, the Second Amendment to Agreement, dated as of June 22, 2010, the Third Amendment to Agreement, dated as of June 25, 2010, and the Fourth Amendment to Agreement, dated as of July 1, 2010

10.3	Assignment, dated as of July 2, 2010, by Inland Real Estate Acquisitions, Inc. to and for the benefit of Inland Diversified Elk Grove Calvine, L.L.C.

10.4	Assignment of Lease, dated as of July 2, 2010, by and between Calvine South, LLC and Inland Diversified Elk Grove Calvine, L.L.C.

10.5	Restrictive Covenant and Indemnification Agreement, dated as of July 2, 2010, by and among Calvine South, LLC and Paul Petrovich and Inland Diversified Elk Grove Calvine, L.L.C.